UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) As previously announced on November 28, 2005, Carrols Corporation (the “Company”) has been reviewing its accounting with respect to depreciation and interest expense associated with sale/leaseback transactions that were recorded as lease financing obligations in the Company’s 2003 restatement of its financial statements. Although such review is not yet complete, on January 19, 2006 the Company concluded, in a discussion with its Audit Committee, that it will restate its financial statements for periods ended prior to and including July 3, 2005 and that, accordingly, the unaudited financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the first two fiscal quarters of fiscal 2005 and the Company’s audited financial statements for the three fiscal years ended January 2, 2005 included in the Company’s Annual Report on Form 10-K for fiscal 2004 should no longer be relied upon.

The Company currently is unable to quantify the impact of the restatement on its financial statements, pending the completion of its review. Based on the Company’s evaluation to date, it is anticipated that the adjustments to the historical financial statements will be to: (1) decrease depreciation expense pertaining to assets subject to lease financing obligations (2) increase the interest expense related to lease financing obligations and (3) increase total fixed assets and lease financing obligations as a result of (1 and 2) above.

The Company does not believe that the adjustments described above would have any effect on the Company’s cash position or its financial covenants under either the Company’s senior credit facility or its 9% Senior Subordinated Notes. In any event, the Company does not anticipate that there will be any change in classification of the subject leases or any other leases for financial reporting purposes.

The Company will file restated financial statements in an amended Annual Report on Form 10-K/A for fiscal 2004 and amended Quarterly Reports on Form 10-Q/A for the first two fiscal quarters of fiscal 2005. In addition, the Company has delayed the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2005 until the completion of its review and the filing of the amended Forms 10-K/A and 10-Q/A with the SEC. The Company with its Audit Committee has discussed the matters described above with Deloitte & Touche LLP, its independent registered public accounting firm. In addition the Company has discussed the matters described above with PricewaterhouseCoopers LLP, its former independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carrols Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: January 25, 2006	By:	/s/ Paul R. Flanders
	Name:	Paul R. Flanders
Vice President, Chief Financial Officer and Treasurer